EXHIBIT 99.1

BROADRIDGE DECLARES QUARTERLY DIVIDEND OF $0.365 PER SHARE

LAKE SUCCESS, N.Y., November 16, 2017 - Broadridge Financial Solutions, Inc. (NYSE:BR) announced today that its Board of Directors has declared a quarterly cash dividend of $0.365 per share. The dividend is payable on January 3, 2018, to stockholders of record at the close of business on December 15, 2017.

About Broadridge
Broadridge Financial Solutions, Inc. (NYSE:BR) a global fintech leader, is the leading provider of investor communications and technology-driven solutions to banks, broker-dealers, mutual funds and corporate issuers globally. Broadridge's investor communications, securities processing and managed services solutions help clients reduce their capital investments in operations infrastructure, allowing them to increase their focus on core business activities. With over 50 years of experience, Broadridge's infrastructure underpins proxy voting services for over 90 percent of public companies and mutual funds in North America, and processes more than $5 trillion in fixed income and equity trades per day. Broadridge employs over 10,000 full time associates in 16 countries. For more information about Broadridge, please visit www.broadridge.com.
Contact Information
Investors:
W. Edings Thibault
Investor Relations
(516) 472-5129
Media:
Gregg Rosenberg
Corporate Communications
(212) 918-6966